SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):

                               March 20, 1998


                             TECO ENERGY, INC.
           (Exact name of registrant as specified in its charter)




          FLORIDA                       1-8180              59-2052286
(State or other jurisdiction       (Commission file       (IRS Employer
     of incorporation)                 Number)          Identification No.)


     702 North Franklin Street, Tampa Florida                33602
     (Address of principal executive offices)           (Zip code)

Registrant's telephone number, including area code: (813) 228-4111




















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Item 5.   Other Events

     On January 27, 1998, TECO Energy, Inc. (the registrant) acquired additional Florida propane gas businesses, Griffis, Inc., and U.S. Propane, Inc., in a stock-for-stock merger transaction that was accounted for as a pooling of interests.
     T h e registrant's consolidated revenues, net income from continuing operations and net income for the one-month period ended February 28, 1998 were $148.7 million, $16.5 million and $16.2 million, respectively. This public issuance of one month of unaudited combined postmerger operations information is made in order to satisfy the requirements for the use of the pooling-of-interests method of accounting for the merger described above.








































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                               SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:    March 20, 1998           TECO Energy, Inc.



                                   By:/s/ J. B. Ramil
                                          J. B. Ramil
                                     Vice President-Finance,
                                   and Chief Financial Officer
                                  (Principal Financial Officer)

































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